                                HANDY & HARMAN
                             LONG-TERM INCENTIVE
                              STOCK OPTION PLAN


         1. Purpose. The purpose of the Handy & Harman Long-Term Incentive Stock Option Plan (the "Plan") is to benefit Handy & Harman and its subsidiaries (the "Company') by providing for the acquisition of a greater personal and financial interest in the Company by key employees upon whom the Company is dependent for success.

         2. Administration of the Plan. The Plan shall be administered by a Committee (the "Committee") appointed by and responsible to the Board of Directors of the Company (the "Board"). The Committee shall consist of not less than three directors who are "disinterested persons" within the meaning of Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, as amended, or any successor provision ("Rule 16b-3").

         The Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. The Committee has authority in its discretion to determine the key employees to whom and the time or times at which options or stock appreciation rights (together, "Awards") may be granted and the number of shares of Common Stock applicable to each such Award. Each Award will be evidenced by a written instrument and may include any terms and conditions consistent with the Plan, as the Committee may determine. The Committee also has authority to interpret the Plan, to determine the terms and provisions of the respective agreements and to make all other determinations necessary or advisable for Plan administration. The Committee shall interpret the Plan and Awards hereunder in accordance and consistent with the principles set forth in Rule 16b-3. The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations and actions by the Committee will be final, conclusive and binding upon parties. Any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.

         No member of the Board or the Committee will be liable for any action or determination made in good faith by the Board or the Committee with respect to the Plan or any Award under it.

         3. Participants. Options shall be granted under the Plan to those key employees of the Company who are approved by the Committee, including directors of the Company who are also salaried officers, who perform services of special importance to the management, operation and development of the Company.

         4. Effective Date and Termination of the Plan. The effective date of the Plan shall be February 28, 1991, and the Plan shall terminate on February 27, 2001, or at such earlier time as the Board of Directors may determine. Any option or stock appreciation right outstanding under the Plan at the time of its termination shall remain in effect until it shall have been exercised or shall have expired or otherwise terminated pursuant to the provisions of the Plan.

         5. Stock Subject to Options. The number of shares to be subject to Awards hereunder shall not exceed 1,000,000 shares of the Common Stock, $1.00 par value, of the Company ("Common Stock"), subject to adjustment as provided in
Section 10 hereof. Any shares subject to an Award under the Plan, which Award expires or is terminated unexercised as to such shares, may again be subjected to an Award under the Plan. The Committee may require the surrender of outstanding Awards as a condition precedent to the grant of new Awards under the Plan.

         6. Payment of Purchase Price. The purchase price of each share acquired pursuant to the exercise of any option shall be paid in full at the time of such purchase, and a certificate representing shares so purchased shall be delivered to the persons entitled thereto. The Committee shall have the sole discretion to determine at the time of grant of the option the form (cash, shares of Common Stock, or a combination thereof) in which payment of the purchase price may be made.

         7. Types of Options. It is intended that no options granted under the Plan shall qualify as an incentive stock option as defined in Section 422 of the Internal Revenue Code.

         8. Terms and Conditions of Options. Each option granted under the Plan shall contain such terms and conditions, not inconsistent with the Plan, as are determined by the Committee, subject to the following provisions:

                  (a) Such option by its terms shall not be exercisable after the expiration of ten years from the date such option is granted.

                  (b) Each option shall become exercisable (commencing one year after the date of grant) cumulatively at the rate of 20% per year.

                  (c) The option price shall not be less than 100 percent of the fair market value of the Common Stock at the time such option is granted. The term "fair market value" shall mean the average of the highest price and the lowest price at which the Common Stock shall have been sold on the New York Stock Exchange on the date of the grant of such option. In the event that any such option shall be granted on a date on which there were no such sales on such Exchange, the fair market value on such date shall be deemed to be the average of such highest price on the immediately preceding day on which there were such sales.

                  (d) Such option by its terms shall not be transferable by the optionee otherwise than by will or the laws of descent and distribution and shall be exercisable, during his lifetime, only by him.

                  (e) No option shall be granted after ten years from the effective date of the Plan, as set forth in Section 4.


         9. Stock Appreciation Rights. Stock appreciation rights may be granted by the Committee in connection with any option at the time of grant of such option. Stock appreciation rights shall be subject to the following terms and conditions and to such other terms and conditions, not inconsistent with the Plan, as the Committee shall determine:

                  (a) The number of stock appreciation rights granted to a participant may not exceed 100% of the number of shares that such participant is entitled to purchase pursuant to the related option.

                  (b) Stock appreciation rights shall be exercisable, in whole or in part, at such time or times and to the extent that the option to which they relate shall be exercisable, and shall expire simultaneously with the option to which they relate.

                  (c) Upon exercise of a stock appreciation right, the related option or portion thereof shall be surrendered to the Company in exchange for payment by the Company of shares of Common Stock (valued at their fair market value on the date of exercise of the stock appreciation right) or cash or a combination thereof in an amount equal to the excess of the aggregate fair market value of the shares subject to the option or portion thereof being surrendered (valued on the date of exercise of the stock appreciation right) over the aggregate option price thereof; provided, however, that fractional shares shall not be issued. Any option, to the extent surrendered, shall thereupon cease to be exercisable.

                  (d) The Committee shall have the sole discretion to determine the form in which payment (i.e., cash, shares of Common Stock, or any combination thereof) will be made.

                  (e) Stock appreciation rights shall be transferable only when the options to which they relate are transferable, and under the same conditions.

                  (f) A stock appreciation right may be exercised only when the market price of Common Stock exceeds the option price of the option to which the stock appreciation right relates.

         10. Adjustment in the Event of Recapitalization of the Company. Subject to Section 11, if the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for a differing number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment may be in (i) the maximum number and kind of shares provided in Section 5, (ii) the number and kind of shares or other securities subject to the then-outstanding Awards, and (iii) the price for each share or other unit of any other securities subject to then-outstanding Awards without change in the aggregate purchase price or value as to which such options remain exercisable or subject to restrictions.

         11. Change in Control. (a) Notwithstanding anything in the Plan to the contrary, upon a Change in Control of the Company, all outstanding options granted under the Plan shall become immediately exercisable.

         (b) For purposes of this Section, a Change in control of the Company shall be deemed to have occurred if:

                  (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

                  (ii) during any period of two consecutive years (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Section) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                  (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation; other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 70% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the company's then outstanding securities; or


                  (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         12. General Provisions. (a) Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any participant any right to continue in the employ of the Company or affect the right of the company to terminate the employment of any participant at any time with or without cause.

         (b) No shares of Common Stock will be issued or transferred pursuant to the exercise of an option or stock appreciation right unless and until all then-applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an option or stock appreciation right, the Company may require the participant to take any reasonable action to meet such requirements.

         (c) No participant and no beneficiary or other person claiming under or through such participant will have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any option or stock appreciation right except as to such shares of Common Stock, if any, that have been issued or transferred to such participant.

         (d) The Company may make such provisions as it deems appropriate to withhold any taxes the Company determines it is required to withhold in connection with the exercise of any option or stock appreciation right. The Company may require the participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to the participant.

         13. Amendment and Termination of Plan; Amendment of Incentive Awards. The Board or the Committee will have the power, in its discretion, to amend, suspend or terminate the Plan at any time. Except as provided in Section 10 of the Plan, no such amendment will, without approval of the shareholders of the Company (i) change the class of persons eligible to receive options or stock appreciation rights under the Plan, (ii) materially increase the benefits accruing to participants under the

Plan, (iii) increase the number of shares of common stock subject to the Plan, or (iv) transfer the administration of the Plan to any person who is not a "disinterested person" under Rule 16b-3.

         No amendment, suspension or termination of the Plan shall, without the consent of the participant, impair or adversely affect any right or obligation under any Award previously granted under the Plan.